Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 2026 relating to the financial statements appearing in the Annual Report on Form 20-F of Springview Holdings Ltd for the year ended December 31, 2025.

/s/ Marcum Asia CPAs LLP

New York, New York

April 30, 2026